Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

(TAMPA DIVISION)

In re	) )
TROPICAL SPORTSWEAR
INT’L CORPORATION, et al.,	)	Case No.: 8:04-bk-24134
	)	Chapter 11
Debtors.	)	Jointly Administered
)

ORDER GRANTING MOTION OF THE DEBTORS FOR AN ORDER

(1) AUTHORIZING THE DEBTORS TO PROCEED WITH SALE PROCEDURES

PROVIDED IN ASSET PURCHASE AGREEMENT; (2) FIXING THE DATE, TIME,

AND PLACE FOR THE FINAL HEARINGS ON MOTION TO SELL SUBSTANTIALLY

ALL OF THE DEBTORS’ ASSETS AND TO ASSUME AND ASSIGN CERTAIN

EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND FOR OBJECTIONS

THERETO; (3) APPROVING THE FORM AND MANNER OF NOTICE;

(4) APPROVING BREAK-UP FEE, EXPENSE REIMBURSEMENT, AND

COMPETITIVE BIDDING PROCEDURES;

AND (5) GRANTING OTHER RELIEF

THIS CAUSE came before the Court for a hearing in Tampa, Florida, on January 12, 2005 (the “Bid Procedures Hearing”) upon the Corrected Motion of Debtors to: (A) Sell Substantially All of Their Assets; (B) Assume and Assign Executory Contracts and Leases; (C) Establish Bidding and Sales Procedures; (D) Approve Break-Up Fee and Expense Reimbursement and (E) Schedule a Final Sale Hearing (the “Sale Motion”) (Dkt. # 47) filed by Tropical Sportswear Int’l Corporation and affiliated debtors (the “Debtors”). The Court, having considered the Sale Motion, objections thereto and considered the arguments and proffers of evidence presented, including the representations and agreements of counsel for the Debtors, the Lenders, the Committee, and Perry Ellis International, Inc. (the “Purchaser”)1, finds that cause exists to grant the relief requested, and further

[1]	As further ordered herein, capitalized terms not otherwise defined shall have the meanings provided in the Asset Purchase Agreement and the Sale Motion.

FINDS and CONCLUDES as follows:

A. The Debtors and the Purchaser have negotiated and executed a definitive Asset Purchase Agreement dated as of December 16, 2004 (the “Asset Purchase Agreement”), wherein the Debtors agreed to sell substantially all of their assets to the Purchaser for the Purchase Price2 which shall be an amount in cash equal to $88,500,000, as modified on the record at the Bid Procedures Hearing, plus the Assumed Liabilities, less certain Non-Assumed Liabilities Payments, and subject to certain Post-Closing Adjustments.

B. The Purchaser is prepared to purchase the Assets pursuant to the Asset Purchase Agreement and has committed substantial time, expense and other resources to the transaction contemplated in the Asset Purchase Agreement.

C. The Asset Purchase Agreement and Sale Motion, as modified on the record at the Bid Procedures Hearing, contain conditional requirements to pay the Purchaser a $2,700,000 combined break-up fee and expense reimbursement (the “Break-Up Fee”). The Sale Motion also contemplates the possibility that Competing Bids will be accepted. The Break-Up Fee is the product of extensive, arm’s length negotiations between the Purchaser, the Debtors and the Committee. In the absence of the Break-Up Fee, the Purchaser, as the initial offeror, would not have made the offer due to the fear that its initial offer would be “shopped around” and outbid by

[2]	Pursuant to Section 2.03 of the Asset Purchase Agreement the “Purchase Price” was defined as an amount in cash equal to $85,000,000, minus the Non-Assumed Liabilities Payments, such amount was increased to $88,500,000, minus the Non-Assumed Liabilities Payments. Section 2.02 of the Asset Purchase Agreement sets forth the Assumed Liabilities.

an entity that would rely upon the due diligence, time, and effort expended by the Purchaser throughout the sale process. The payment of any such Break-Up Fee, if payable under the terms of the Asset Purchase Agreement or Sale Motion will not have an adverse impact upon the Debtors, their estates, or their creditors. Providing the Purchaser with the protections afforded by the Break-Up Fee was necessary to convince the Purchaser to proceed with the transaction contemplated by the Asset Purchase Agreement. Under the circumstances presented in these cases, the Break-Up Fee will enhance the bidding process.

D. This Court finds that due and appropriate notice of the Sale Motion and the proposed relief to be granted by this Order (the “Bidding Procedures Order”) have been provided to all creditors and parties in interest, including counsel to the Lenders, the Office of the United States Trustee, the 20 largest unsecured creditors of each of the Debtors, all parties to the Designated Contracts, all entities known by the Debtors to assert liens against or interests in any of the Assets, all entities known by the Debtors to assert other claims against any of the Debtors, all applicable federal, state, and local tax and environmental authorities, and all entities which have requested notice in the Debtors’ chapter 11 cases.

E. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 to grant the relief sought herein pursuant to §§ 102(1), 105(a), and 363 and 365 of the Bankruptcy Code, and Bankruptcy Rules 2002, 6004, and 9006. Accordingly, it is

ORDERED and ADJUDGED as follows:

1. The Sale Motion, as modified on the record at the Bid Procedures Hearing, is GRANTED in the manner and to the extent as provided below. Unless otherwise addressed herein, all objections to the “Bidding Procedures” considered at the Bid Procedures Hearing not withdrawn or agreed upon are OVERRULED.

2. The Debtors are authorized and directed to proceed with Bidding Procedures and Sale approval process as set forth in the Asset Purchase Agreement and modified herein.

3. The final hearing to conduct the Auction and authorize the Debtors to sell the Assets to the Purchaser (the “Final Sale Hearing”), pursuant to the Asset Purchase Agreement (as defined in the Sale Motion) or to consider any properly submitted objections or Qualifying Overbid(s), shall be held before this Court on Thursday, February 10, 2005 beginning at 3:00 p.m. (or as soon thereafter as the matter can be heard) at the Sam M. Gibbons Federal Building, Courtroom 10B, 801 North Florida Avenue, Tampa, Florida 33602, with any remaining objections to assumption and assignment of the Designated Contracts and the Cure Costs to be heard at the Assumption and Assignment Hearing (as defined below). Any objections to the remaining relief requested in the Sale Motion shall be filed with the Court and served in accordance with the notice requirements contained in Paragraph 6 of this Order so as to be received electronically no later than 12:00 p.m. on Wednesday, February 9, 2005. Any objection to the sale or the Asset Purchase Agreement presented at or before the Bid Procedures Hearing other than as to the “Bidding Procedures” authorized by this Order shall be preserved and considered at the Final Sale Hearing.

4. If necessary, the hearing to authorize the Debtors to assume and assign to Purchaser the Designated Contracts (the “Assumption and Assignment Hearing”) shall be held following the Final Sale Hearing before this Court on Friday, February 11, 2005 at a time to be announced at the conclusion of the Auction on February 10, 2005 (or as soon thereafter as the matter can be heard) at the Sam M. Gibbons Federal Building, Courtroom 10B, 801 North Florida Avenue, Tampa, Florida 33602. Any objections to the assumption and assignment of the Designated Contracts or as to Cure Costs shall be filed with the Court and served in accordance with the notice requirements contained in Paragraph 6 and by any other order of the Court so as to be received no later than 4:00 p.m. on Friday, February 4, 2005. Failure to object to the assumption and assignment of the Designated Contracts or as to an asserted Cure Costs shall result in the waiver of any such objection and shall forever bar further dispute over any Cure Costs to be paid at Closing. Any objection to the assumption and assignment of a Designated Contract or as to an asserted Cure Costs presented at the Bid Procedures Hearing shall be preserved and heard at the Assumption and Assignment Hearing. Evidence of the Purchaser’s (or subsequent Competing Bidder’s) ability to provide adequate assurance of future performance of obligations under a Designated Contract shall be made available to counsel for the non-debtor party upon request.

5. Copies of the Sale Motion, this Bidding Procedures Order, and the Asset Purchase Agreement and other pertinent pleadings and documents may be obtained from the Clerk’s office or through Debtors’ counsel upon request. Further, the Debtors shall provide notice by publication of the Final Sale Hearing and the Assumption and Assignment Hearing date established by this Bidding Procedures Order in the form of notice as annexed hereto as Exhibit “A” (the “Notice”), which Notice is hereby APPROVED. The Debtors shall place the Notice (i) in a national edition of The Wall Street Journal, at least once a week for two consecutive weeks following the date of this Bidding Procedures Order, and (ii) at least once in a trade or industry publication acceptable to the Debtors, the Committee and the Lenders.

6. This Bidding Procedures Order, the Notice and any objections to the remaining relief requested in the Sale Motion shall also be served by mail, facsimile and/or electronic mail to all parties on the Service List, the Purchaser, all record owners of shares of common stock of Tropical Sportswear Int’l Corporation identified by the company’s transfer agent as of a date reasonably contemporaneous with the entry of this Order, all creditors, all non-debtor parties to the Designated Contracts to be assigned to the Purchaser, all entities known by the Debtors to assert liens against or interests in any of the Assets, all entities known by the Debtors to assert other claims against any of the Debtors, all applicable federal, state, and local tax, regulatory and environmental authorities, and all entities which have expressed a bona fide interest in writing to the Debtors regarding any purchase of the Assets or the Business of the Debtors’ in the last two years. The Notice shall also be provided to any prospective Competing Bidder identified.

7. In the event that the Purchaser elects to add a Designated Contract to Sections 2.04 and 5.15(a) of the Disclosure Schedules to the Asset Purchase Agreement pursuant to Section 2.04 of the Asset Purchase Agreement, as modified hereby, the Debtors shall provide at least five (5) Business Days’ notice prior to the Assumption and Assignment Hearing to the non-debtor parties affected by such election(s) and such notice shall be adequate under the circumstances. Any objections to the assumption and assignment to the Purchaser of the Designated Contracts by non-debtor parties to such added Designated Contracts shall be filed with the Court and served in accordance with the notice requirements contained in Paragraph 6 of this Order so as to be received electronically no later than one (1) business day prior to the Assumption and Assignment Hearing.

8. In the event that the Purchaser elects to delete a Designated Contract from Sections 2.04 and 5.15(a) of the Disclosure Schedules to the Asset Purchase Agreement pursuant to Section 2.04 of the Asset Purchase Agreement, with respect to the non-debtor parties affected by such election(s), the notice of the Sale Motion as described in such Motion shall be adequate under the circumstances and no further notice shall be required.

9. Bidding Procedure. Unless otherwise agreed to by the Purchaser, the Debtors shall obtain, no later than Sunday, February 13, 2005, issuance of the Sale Approval Order authorizing and approving the sale of the Purchased Assets to the Purchaser or a Qualified Overbidder which the Debtors determine to have made the highest and best offer for the Purchased Assets and the Assumed Liabilities in accordance with the procedures set forth in this Order (collectively, the “Bidding Procedures”). Subject to Paragraph 13 of this Order, the Bidding Procedures set forth herein are hereby approved. At the Final Sale Hearing, the Court will consider the Sale Motion to sell the Assets to the Purchaser pursuant to the Asset Purchase Agreement (and any objections properly submitted thereto) and conduct an auction (the “Auction”) only if higher and better offers in the form of Qualifying Overbids are submitted prior to the Final Sale Hearing in accordance with the procedures approved below, provided that no Qualifying Overbid will be considered for approval unless it satisfies at a minimum each of the following conditions:

(a) The Debtors will (i) in consultation with Alvarez & Marsal, LLC, (“A&M”) and the agent for the Lenders (the “Agent”), and with the consent of the Committee, determine whether any Person is a Qualified Overbidder, (ii) coordinate the efforts of Qualified Overbidders in conducting their respective due diligence investigations regarding the Business, the Purchased Assets and the Assumed Liabilities generally, (iii) receive offers from Qualified Overbidders, and (iv) with the consent of the Committee, and in consultation with A&M and the Agent negotiate any offer made to purchase the Purchased Assets and the Assumed Liabilities (collectively, the “Bidding Process”). Any Person who elects to participate in the Bidding Process must be a Qualified Overbidder.

(b) To participate in the Bidding Process, each Person (a “Potential Bidder”), other than the Purchaser, must deliver (unless previously delivered) to the Debtors an executed confidentiality agreement in form and substance satisfactory to the Debtors and containing terms no less restrictive to the Debtors than the Confidentiality Agreement with the Purchaser.

(c) A “Qualified Overbidder” is a Potential Bidder that the Debtors in their reasonable, good faith business judgment, with the consent of the Committee, determine is financially able to consummate the purchase of the Purchased Assets and the assumption of the Assumed Liabilities; it being hereby acknowledged and agreed that the Purchaser qualifies as a Qualified Overbidder. A&M and the Committee’s financial advisors shall be entitled to perform due diligence on each Qualified Overbidder, upon execution of a confidentiality agreement in form and substance reasonably satisfactory to the Debtors and containing terms no less restrictive to the Debtors than the Confidentiality Agreement with the Purchaser. The Qualified Overbidder shall comply with all reasonable requests for additional information and due diligence access by A&M and the Committee’s financial advisors. Failure by the Qualified Overbidder to fully comply with requests for additional information and due diligence access will be a basis for the Debtors with the consent of the Committee to irrevocably determine that any bid made by the Qualified Overbidder is not a Qualified Overbid.

(d) A Qualified Overbidder who desires to make a bid must deliver a good faith deposit via wire transfer (or other form acceptable to the Debtors in their sole discretion) to Account No. 040-110-148-00083104 at Bank ABA No. 0620-0131-9 in an amount not less than $3,000,000 (the “Good Faith Deposit”) and must deliver a copy of its Required Bid Documents to the Debtors and their counsel and Committee counsel so as to be received not later than Wednesday, February 9, 2005 at Noon (prevailing Eastern time) [1 day prior to the Auction

Date] (the “Bid Deadline”). Upon receipt of any required Bid Documents, Counsel for the Debtors shall promptly serve A&M, the Purchaser and its counsel, at the notice addresses specified in Section 12.02 of the Asset Purchase Agreement, counsel for the Committee, financial advisors for the Committee, all other Qualified Bidders and their respective counsel, and counsel for the Agent with copies of such Required Bid Documents.

(e) Any expressions of interest, information or other documents (written or oral) to be provided to Purchaser pursuant to Section 5.17 of the Asset Purchase Agreement shall be provided to all Potential Bidders, including the Purchaser.

10. Determination of Qualified Overbid Status. A bid received from a Qualified Overbidder will constitute a “Qualified Overbid” if it includes all of the Required Bid Documents listed below, meets all of the Bid Requirements set forth below and is determined to be a Qualified Overbid by the Debtors and the Committee. The transaction terms and conditions set forth in the Asset Purchase Agreement, as modified herein, shall be deemed a Qualified Overbid for all purposes in connection with the Bidding Process, the Auction and the Sale.

(a) Required Bid Documents. Except as expressly provided to the contrary by herein, to participate in the Bidding Process, each Potential Bidder, other than the Purchaser, must deliver (unless previously delivered) to the Debtors and the Committee, the following documents (collectively, the “Required Bid Documents”) by the Bid Deadline:

(i) a bona fide written offer stating that: (A) the Qualified Overbidder offers to purchase all or substantially all of the Purchased Assets and to assume all or substantially all of the Assumed Liabilities, (B) the Qualified Overbidder is prepared and intends promptly to enter into a legally binding purchase and sale agreement for the acquisition of the Business and the Purchased Stock on terms and conditions no less favorable to the Debtors than those contained in the Asset Purchase Agreement immediately following the conclusion of the Auction (as defined in Paragraph 17(a) below), and (C) the Qualified Overbidder’s offer is irrevocable until the consummation of a Sale;

(ii) a copy of such purchase and sale agreement described above marked to show proposed amendments and modifications to the Asset Purchase Agreement and executed by the Qualified Overbidder; and

(iii) current audited financial statements of the Potential Bidder or, if the Potential Bidder is an entity formed for the purpose of acquiring the Purchased Assets and the Assumed Liabilities, current audited financial statements of the owner(s) of all of the outstanding securities having voting power with respect to the Potential Bidder or such other form of financial disclosure acceptable to the Debtors and A&M, with the consent of the Committee and after consultation with the Agent, demonstrating such Potential Bidder’s ability to close the proposed transaction expeditiously (including, the Potential Bidder’s ability to finance a Sale without any material conditions or delay).

(b) Bid Requirements. Except as expressly provided to the contrary by the Asset Purchase Agreement, all bids must satisfy the following requirements (collectively, the “Bid Requirements”):

(i) the Debtors must determine, with the consent of the Committee, and, after consultation with A&M and the Agent that the bid (A) is not materially more burdensome or conditional than the transaction described in the Asset Purchase Agreement (including, for this purpose, a determination that there is a high certainty of timely consummation) and (B) has a value not less than the sum of (x) $91,500,000 (which amount represents the sum of (i) the

Purchase Price payable by the Purchaser under the Asset Purchase Agreement, including the Purchaser’s Deposit, (ii) $2,700,000, the amount of the Break-up Fee, and (iii) $300,000, the amount of the Initial Overbid Increment, as modified on the record at the Bid Procedures Hearing, plus (y) the consideration to the Debtors arising from the assumption of the Assumed Liabilities under the Asset Purchase Agreement, plus (z) all other consideration to the Debtors under the Asset Purchase Agreement;

(ii) the Debtors must determin, with the consent of the Committee, and after consultation with A&M and the Agent, that the bid is on substantially the same or better terms and conditions than those set forth in the Asset Purchase Agreement;

(iii) the bid is not conditioned upon this Court’s approval of any bid protections, such as a break-up fee, termination fee, expense reimbursement or similar type of payment;

(iv) the bid is not conditioned upon the Potential Bidder’s financing requirements and is accompanied by reasonable evidence (in the form of current bank statements, funds availability letters from an acceptable financial institution, or other evidence of available funding) of the Potential Bidder’s financial ability to promptly consummate its Qualified Overbid;

(v) the bid acknowledges and represents that the bidder: (A) has had a full opportunity to conduct all due diligence regarding the Purchased Assets and the Assumed Liabilities prior to making its bona fide, written offer; (B) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Purchased Assets in making its bid; (C) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Purchased Assets, or the completeness of any information provided in connection therewith or the Auction, except as expressly stated in these Bidding Procedures and the Debtors’ representations and warranties in the Asset Purchase Agreement; and (D) is not contingent upon (a) any additional due diligence, or (b) approvals of any additional Governmental Authority not contemplated by the Asset Purchase Agreement; and

(vi) the initial bid is received by the Bid Deadline as defined Paragraph 9(d).

11. Return of Purchaser’s Deposit and Good Faith Deposit. The Good Faith Deposits of all Qualified Overbidders and the Purchaser’s Deposit will be retained by the Debtors or the Escrow Agent, as the case may be, and all Qualified Overbids will remain open until the Closing of a Sale; provided, however, that if no Closing of a Sale occurs on or before 30 days after the Final Sale Hearing, the Debtors shall, except as provided in this Paragraph 11, within five (5) Business Days, return or cause to be returned each of the Good Faith Deposits to the respective Overbidder that made such Good Faith Deposit (including any earnings thereon), and return or cause to be returned the Purchaser’s Deposit to the Purchaser.

(a) If a Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such Successful Bidder and the Debtors are not then in material breach of the Asset Purchase Agreement, or the Purchaser otherwise is in material breach or material default under the Asset Purchase Agreement, the Debtors will not have any obligation to return the Good Faith Deposit or the Purchaser’s Deposit (including any earnings thereon), as the case may be, deposited by such Successful Bidder, and such Good Faith Deposit or the Purchaser’s Deposit (including any earnings thereon), as the case may be, irrevocably will become the property of the Debtors and shall not be credited against the purchase price of the subsequent buyer and the Purchaser shall cause the Escrow Agent to pay to the Debtors the Purchaser’s Deposit or the Good Faith Deposit, as the case may be (including any earnings thereon). In the event of a material breach of the Asset Purchase Agreement by the Purchaser, as a result of which the Debtors retain the Purchaser’s Deposit (including any earnings thereon) in accordance with this Paragraph 11, the Debtors’ receipt of such funds shall constitute the Debtors’ sole and exclusive remedy for any breach of the Asset Purchase Agreement by the Purchaser.

12. Court-Imposed Qualified Overbid. For the Debtors to accept any alternative offer, such alternative offer must be a Qualified Overbid or a Court-Imposed Qualified Overbid. “Court-Imposed Qualified Overbid” means any alternative offer that the Debtors are required to accept by the Bankruptcy Court.

13. Modifications of Bidding Procedures and Additional Conditions. There shall be no modifications of the Bidding Procedures without further order of this Court. The Debtors, with the consent of the Committee, and after consultation with the Agent, may (a) determine in their good faith business judgment which Qualified Overbid, if any, is the highest and best offer, and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Overbid, any bid (other than that of the Purchaser) that the Debtors, with the consent of the Committee, and after consultation with the Agent, determine to be (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures or the terms and conditions of the Asset Purchase Agreement, or (iii) contrary to the best interests of the Debtors, their estates and their creditors. At or before the Final Sale Hearing, the Debtors may impose such other terms and conditions upon Qualified Overbidders (other than the

Purchaser) as they determine, with the consent of the Committee, and after consultation with the Agent, to be in the best interests of the Debtors’ estates, their creditors and other parties in interest in the Chapter 11 Cases.

14. Break-up Fee. The Purchaser shall be entitled to immediate payment of a compensatory termination fee (the “Break-up Fee”) in cash in an amount equal to $2,700,000: if (a) (i) the Bankruptcy Court does not issue the Sale Approval Order by Sunday, February 13, 2005 or approves a higher and better bid than that submitted by the Purchaser, (ii) the Closing of a Sale to the Successful Bidder (but not the Purchaser) has occurred and (iii) the Purchaser is not then in material breach of the Asset Purchase Agreement; (b) the Bankruptcy Court confirms a plan of reorganization for the Debtors, which plan transfers any of the Purchased Assets to a person other than the Purchaser and such plan of reorganization is consummated and the Purchaser is not then in material breach of the Asset Purchase Agreement; (c) the Purchaser is not in material breach of the Asset Purchase Agreement and the Debtors (i) withdraw the motion for Bankruptcy Court approval of the Sale and (ii) subsequently liquidate or otherwise dispose of the Purchased Assets, in one or a series of transactions; (d) the Debtors withdraw the motion for Bankruptcy Approval of the Sale and an Alternative Transaction is pursued; or (e) for any of the reasons or upon the basis set forth requiring the payment of the “Expense Reimbursement” defined in Section 6.04 of the Asset Purchase Agreement, provided, however, the Purchaser shall no longer have any claim for payment of the separate “Expense Reimbursement” as provided in the Asset Purchase Agreement. The Purchaser shall have no obligation to provide evidence of any of its direct or indirect expenses incurred in connection with the transactions contemplated by the Asset Purchase Agreement to be entitled to payment of the Break-Up Fee as required by this Order. Until paid, except as provided in this sentence, the Break-up Fee is hereby allowed as an administrative claim pursuant to section 503(b)(1)(A) of the Bankruptcy Code with priority over any or all other administrative expenses in the Chapter 11 Cases of the kind specified in sections 503(b) or 507(b) of the Bankruptcy Code, or if the Chapter 11 Cases are converted to Chapter 7 cases, provided, however, that the Break-up Fee shall be junior and subordinate to any and all claims of the Lenders and the Agent under the DIP Financing Agreement.

15. Payment of the Break-Up Fee, as described in the Asset Purchase Agreement is approved, and to the extent applicable, shall be paid in cash at Closing from the proceeds of the sale of the Assets as a pre-condition to the closing of the sale to any such Qualified Overbidder, other than the Purchaser and before any other application of the remaining sales proceeds.

16. Auction. The Auction Procedures as set forth below, in the Asset Purchase Agreement and in the Sale Motion are approved and the Auction, pursuant to the Auction Procedures, shall be conducted prior to the Final Sale Hearing. The Auction Procedures are as follows:

(a) If one or more Qualified Overbids is received, the Debtors will conduct an auction (the “Auction”) with respect to the Purchased Assets and the Assumed Liabilities. If no Qualified Overbid (other than that of the Purchaser) is received by the Bid Deadline, the Debtors shall report the same to the Bankruptcy Court, and subject to the entry of the Sale Approval Order, the transactions contemplated by the Asset Purchase Agreement shall be deemed the Successful Bid and the Debtors shall proceed immediately to consummate all of the transactions contemplated by the Asset Purchase Agreement.

(b) The Auction, if required, will commence immediately prior to the Final Sale Hearing at 3:00 p.m. (prevailing Eastern time) on Thursday, February 10, 2005, before the Honorable Michael G. Williamson, United States Bankruptcy Judge for the Middle District

of Florida, United States Bankruptcy Court, Sam M. Gibbons Federal Building, Courtroom 10B, 801 North Florida Avenue, Tampa, Florida 33602, or at such other time or place determined by the Bankruptcy Court.

(c) Only the Purchaser, the Debtors and their advisors, Qualified Overbidders who have submitted Qualified Overbids, the United States trustee, the Committee and their advisors, and representatives of the Agent will be entitled to attend, participate and be heard at the Auction, and only the Purchaser and Qualified Overbidders will be entitled to make any subsequent Qualified Overbids at the Auction.

(d) During the Auction, bidding will begin at the purchase price stated in the highest and best Qualified Overbid (taking into account the Break-up Fee, and will subsequently continue in minimum increments of not less than $200,000 higher than the previous Qualified Overbid (the “Overbid Increment”). Subsequent overbids, if any, submitted by the Purchaser will be deemed to include a dollar-for-dollar credit equal to the sum of the Break-up Fee.

(e) Bidding at the Auction will continue until such time as the highest and best Qualified Overbid is determined. Upon conclusion of the Auction, the Debtors, with the consent of the Committee, and in consultation with A&M, the advisors for the Committee and the Agent, will (i) review each Qualified Overbid on the basis of financial and contractual terms and other factors relevant to the sale process, including those factors affecting the certainty and timeliness of consummating the Sale, and (ii) identify the highest and best offer for the Purchased Assets (the “Successful Bid”) and the second highest and best offer for the purchase of the Purchased Assets (the “Back-up Bid”). As contained in any Qualified Overbid, the proposed treatment of the Debtors’ employees and the impact same may have on the Debtors’ Key Employee Retention Plan as approved by this Court shall be taken into account and evaluated for purposes of determining the highest and best offer.

17. Acceptance of Qualified Overbids. At the Final Sale Hearing, the Debtors will seek entry of the Sale Approval Order authorizing and approving the Sale (i) if no Qualified Overbid is received (other than that of the Purchaser), to the Purchaser pursuant to the terms and conditions set forth in the Asset Purchase Agreement, as modified on the record at the Bid Procedures Hearing, (ii) if one or more Qualified Overbids are received by the Debtors, to the Purchaser or such Qualified Overbidder as the Debtors, in the exercise of their reasonable, good faith business judgment, with the consent of the Committee and after consultation with A&M, and the Agent, determine to have made the highest and best offer to purchase the Purchased Assets (the “Successful Bidder”) or (iii) to the extent of any default by the Successful Bidder, to the Qualified Overbidder who submitted the Back-up Bid (including, as applicable, the Purchaser).

(a) The Debtors’ presentation to the Bankruptcy Court for approval of a particular Qualified Overbid does not constitute the Debtors’ acceptance of the bid, except with respect to the bid of the Purchaser as reflected in the Asset Purchase Agreement (subject to higher and better Qualified Overbids and subject to Bankruptcy Court approval). The Debtors will be deemed to have accepted any other bid only when the bid has been approved by the Bankruptcy Court at the Final Sale Hearing. The Debtors shall not be deemed to have rejected any bid unless or until either the sale of the Purchased Assets closes and/or such bid is rejected in writing.

(b) Following the Final Sale Hearing approving the Sale to the Successful Bidder, (i) if such Successful Bidder fails to consummate an approved Sale because of a breach or failure to perform on the part of such Successful Bidder, the Back-up Bid, as disclosed at the Final Sale Hearing, will be deemed to be the Successful Bid and the Debtors will be authorized, but not required, to consummate the Sale with the Back-up Bidder submitting such bid without further order of the Bankruptcy Court or, (ii) if a Qualified Overbidder other than the Purchaser fails to consummate the Sale for any reason and the Purchaser has made the Back-up Bid, then the Purchaser shall purchase the Purchased Assets on the same terms and conditions set forth in the Asset Purchase Agreement, as modified on the record at the Bid Procedures Hearing (except the Closing Date shall be extended for a reasonable period of time, not to exceed thirty (30) days, to allow the Purchaser to complete such purchase) and at the final purchase price bid by the Purchaser at the Auction, without requiring further Bankruptcy Court Approval.

(c) At the Auction and Final Sale Hearing, the Purchaser shall have standing to contest any Qualified Overbid or the Successful Bidder that may be considered or selected by the Debtors and the Committee.

18. This Bidding Procedures Order shall be effective immediately upon entry pursuant to and no stay of execution, pursuant to Rules 7062, 9014 or Rule 6004(g) of the Federal Rules of Bankruptcy Procedure shall apply with respect to this Bidding Procedures Order.

19. Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning and definition assigned to such terms in the Asset Purchase Agreement and the Sale Motion. In the event of conflict, except as otherwise provided herein, the definition assigned to such terms in the Asset Purchase Agreement shall control.

20. This Court shall retain jurisdiction to (i) interpret, implement and enforce the terms and provisions of this Order; and (ii) adjudicate any and all issues and/or disputes relating to the Bidding Procedures, the Qualified Overbidders, the Assets, and/or the Asset Purchase Agreement.

DONE and ORDERED in Tampa, FL this 19 day of January, 2005.

/s/ Michael G. Williamson
Michael G. Williamson
United States Bankruptcy Judge

Copies furnished to:

Denise D. Dell-Powell, Esq.

Akerman Senterfitt

P.O. Box 231

Orlando, FL 32802

(Attorney Dell-Powell is directed to serve conformed copies of this Order upon all parties on the Master Service List, and all parties required by the Motion immediately upon receipt thereof, and to file a Certificate of Service with the Court confirming such service.)

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